UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Thursday, March 23, 2006

FUSA CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, 22nd Floor, Seattle, WA	98101
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code:  (206) 274-5107

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

On March 23, 2006, the Company's principal accountant, Braverman International, P.C. of Prescott, Arizona resigned.
During our two recent fiscal year ended December 31, 2005, and the subsequent interim period through the date of resignation, there were no disagreements with Braverman and Company,P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope of procedure.

During the past two years the auditor's report has not contained an adverse opinion, a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The resignation was due to a misunderstanding and communications between the Company and Braverman International, P.C.

On March 27, 2006, Braverman International, P.C. of Prescott, confirmed that the client-auditor relationship between FUSA Capital Corporation and Braverman International, P.C., had been reinstated effective March 27, 2006.

ITEM 9.1   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements - none

(b)	Exhibits: The exhibits listed below are attached and filed as part of this report:

Exhibits	Description
4.1	Resignation letter from Braverman International, P.C.
4.2	Reinstatement letter from Braverman International, P.C.
16	Letter confirming agreement with disclosure on form 8k dated April 23 from Braverman International, P.C..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSA CAPITAL CORPORATION

Dated: MARCH 30, 2006	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer